Exhibit 4: Segment Information - Twelve Month Ended December 31, 2004

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	161,233	150,977	39,566	32,070	120,034	117,889	77,862	76,281	14,854	5,076
Other products	2,048	2,437	573	295	341	290	4,128	8,352	0	0
Total	163,280	153,414	40,139	32,365	120,375	118,179	81,990	84,632	14,854	5,076
% change	6.4%		24.0%		1.9%		-3.1%		192.6%

Cost of sales	(60,790)	(60,761)	(21,427)	(19,604)	(56,825)	(56,668)	(55,156)	(56,954)	(8,424)	53
% of sales	37.2%	39.6%	53.4%	60.6%	47.2%	48.0%	67.3%	67.3%	56.7%	-1.0%

SG&A	(57,497)	(52,883)	(18,860)	(16,334)	(55,044)	(54,380)	(22,079)	(24,145)	(5,829)	(4,981)
% of sales	35.2%	34.5%	47.0%	50.5%	45.7%	46.0%	26.9%	28.5%	39.2%	98.1%

Operating profit	44,993	39,771	(148)	(3,573)	8,506	7,131	4,755	3,532	601	148
% change	13.1%		95.9%		19.3%		34.6%		304.9%
% of sales	27.6%	25.9%	-0.4%	-11.0%	7.1%	6.0%	5.8%	4.2%	4.0%	2.9%

Depreciation	17,543	17,724	5,247	6,670	11,221	11,630	2,628	2,402	1,327	1,272
Amortization	512	481	359	443	465	427	500	486	45	30
EBITDA	63,049	57,975	5,458	3,541	20,192	19,187	7,883	6,421	1,973	1,450
% change	8.8%		54.2%		5.2%		22.8%		36.1%
% of sales	38.6%	37.8%	13.6%	10.9%	16.8%	16.2%	9.6%	7.6%	13.3%	28.6%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***
	2004	2003	2004	2003	2004	2003	2004	2003
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	3,807,485	3,718,388	2,101,188	1,903,525	4,424,123	4,286,406	951,273	957,911
% change	2.4%		10.4%		3.2%		-0.7%

					Soft Drinks		Chile - Domestic
					3,228,200	3,185,141	503,290	505,048
					1.4%		-0.3%
					Nectars		Chile Bottled Exports
					382,979	340,088	420,300	411,838
					12.6%		2.1%
					Mineral Water
					812,944	761,178	Argentina
					6.8%		27,682	41,026
							-32.5%

* Volumes include exports of 52,011 HL (38,844 HL to Chile) and 50,607 HL (36,315 HL to Chile) in 2004 and 2003 respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 77.9 million and 75.5 million in 2004 and 2003, respectively.
*** Volumes do not include bulk volumes of 112,696 HL (86,278 HL from Chile exports and 26,418 HL from Argentina) and 252,550 HL (96,569 HL from Chile exports and 155,981 HL from Argentina ) in 2004 and 2003 respectively.
					Total		Total
Price (Ch$ / HL)	42,346	40,603	18,830	16,847	27,132	27,503	81,850	79,632
% change (real)	4.3%		11.8%		-1.4%		2.8%

					Soft Drinks		Chile - Domestic
					26,787	27,372	53,512	47,620
					-2.1%		12.4%
					Nectars		Chile - Export
					41,163	39,522	114,687	119,512
					4.2%		-4.0%
					Mineral Water
					21,874	22,658	Argentina
					-3.5%		98,498	73,382
							34.2%